Exhibit 99.1

Cinedigm Announces Third Quarter Fiscal 2019 Financial Results

Net Loss to Common Stockholders Improves 44% Versus the Prior Year Quarter Based on Reduced Interest Costs and Improved Content and Entertainment Performance

Content and Entertainment Adjusted EBITDA Improves by 256% For The Quarter and by 77% For The Year-To-Date as Strategic Transition to OTT Business Model Continues with Significant Ad-Supported User Base and OTT Paid Subscriber Growth

LOS ANGELES (February 13, 2019) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the third quarter fiscal 2019, which ended December 31, 2018.

Key Third Quarter Financial Results:

•	Consolidated revenues were $14.6 million, down 21% due to the expected decline in the legacy cinema equipment business (down 37%)
•	Net loss to common stockholders reduced by $2.7 million, a 44% improvement versus the prior year quarter based on reduced interest costs and improved content and entertainment performance
•	Total Content and Entertainment Adjusted EBITDA improved 256% for the quarter and 77% year-to-date

Acquisitions:

•	Acquired ComicBlitz, a subscription digital comic service, and announced the acquisitions of Viewster and Viewster Anime, both pop-culture ad-supported streaming services, which subsequently closed in January

•	These acquisitions add more than 7,100 premium film, television and digital publishing assets to Cinedigm’s content library from more than 70 new partners

Key Business Highlights:

•	Closed content licensing deal for new OTT streaming channel BAMBU with key partner China Lion for over 40 popular films
•	Created a partnership with China International TV Corporation to bring over 500 hours of popular Chinese content to the U.S. for Bambu
•	Completed the sale of 311 Digital Cinema Projection Systems, which closed subsequent to quarter end
•	Announced agreement with Samsung to give viewers access to digital-first networks CONtv and DOVE CHANNEL, available on Samsung’s TV Plus Video Service
•	Launched DOVE CHANNEL on Comcast’s Xfinity X1
•	Announced matchpoint™, a next-generation OTT platform and application framework that speeds time to market while reducing the total operating expense for channel operators and content distributors; launched matchpoint™ subsequent to quarter end.
•	Launched digital-first network CONtv on OONA Indonesia TV via partnership with JungoTV
•	Acquired North American rights to Status Media’s THE FINAL WISH
•	Acquired all North American distribution rights to festival favorite HOLY LANDS
•	Acquired Michael Franti documentary STAY HUMAN

Other Recent Key Business Achievements Include:

•	Achieved over 370% year-over-year growth in ad-supported user base across linear and ad-supported video on demand platforms

•	Accumulated an estimated 2.4 million monthly active ad-supported viewers and 109,000 active subscribers who now enjoy Cinedigm’s suite of entertainment networks, which deliver to viewers across North America nearly 12,000 hours of premium film, television and live entertainment.

•	Achieved over 212% quarter-over-quarter growth in connected television ad-requests

•	Grew content library by 6,200 film and television assets – more than 116% year-over-year

•	Grew total social media footprint to 857,000 followers across YouTube, Facebook, and Instagram

•	Completed 26 channel launches across 10 new distribution partners over the last two quarters, including Dish Network, Sling TV, Comcast Xfinity, Samsung TV Plus, Xumo, Pluto TV, Sinclair’s Stirr, Vizio Watch Free TV, and The Roku Channel, representing a total addressable base of more than 126 million customers and devices. Cinedigm’s Digital Networks are now available across over 340 million consumer devices

•	Transitioned two networks, CONtv and Dove Channel, to the new matchpoint™ platform. Using matchpoint™ internally, Cinedigm was able to relaunch the Dove Channel in under 3 weeks and delivered more than 20,000 hours of content to new partners at approximately 80% reduction in OPEX in the past quarter

•	Continued expanding partnership with Samsung, giving viewers access to two more popular digital-first networks—the Asian Culture outlet HALLYPOP in partnership with JungoTV; and the fact-focused DOCURAMA—available now on Samsung’s TV Plus video service. HALLYPOP and DOCURAMA joined fellow Cinedigm networks CONtv and DOVE CHANNEL, which both launched on the TV Plus platform in November 2018
•	Launched faith-based DOVE CHANNEL and the documentary-devoted DOCURAMA on DISH as part of its customizable On Demand subscription offerings

•	Launched faith-based DOVE CHANNEL and the fandom lifestyle network CONtv on STIRR, Sinclair Broadcast Group’s new free live and on-demand streaming service

“We continue to rapidly increase our ad-supported user base across a growing number of linear and ad-supported video on demand platforms, a key measurement of the progress we are making to position Cinedigm as an integral player in the OTT space,” said Chris McGurk, Chairman and CEO. “We remain focused on simultaneously growing our user base, launching new channels and investing in technology to monetize our existing assets, expand our addressable market and drive revenue growth.”

Jeffrey Edell, Chief Financial Officer, commented, “The 256% improvement for the quarter in our Content and Entertainment Adjusted EBITDA illustrates clearly how our transformation to becoming a leading OTT and streaming company is coming to fruition. We look forward to continued success in this area.”

Gary Loffredo, General Counsel and President of Cinema Equipment Business, added, “Our legacy cinema equipment business continues to run-off as expected as we transition towards a higher growth, higher margin portfolio of OTT revenue sources. Subsequent to the third fiscal quarter we completed the sale of 311 digital cinema projection systems bringing the total number of systems sold to date to 328. As previously announced, we are in the process of selecting an advisory firm with expertise in this area to help monetize the remaining available systems and expect to announce more sales in the coming months.”

Financial Summary

Revenue

Revenue for the three months ended December 31, 2018 was $14.6 million, compared to $18.5 million for the year ago period. This decrease was driven by the expected lower revenue from virtual print fees (“VPF”) in our legacy business, which are earned when movies distributed by studios are displayed on screens utilizing the Company’s systems that are installed in movie theatres. The Company continues to shift its strategy toward building a portfolio of revenue streams in the OTT business as the cinema equipment business winds down.

Direct Operating Expenses

Direct operating expenses for the third quarter of fiscal 2019 decreased by 18% to $5.2 million compared to $6.4 million for the year ago period. The decrease was primarily due to a reduction in content advance amortization in the Company’s Content & Entertainment business segment.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased by $2.8 million, or 31%, to $6.4 million for the three months ended December 31, 2018 compared to $9.3 million for the three months ended December 31, 2017.

Interest Expense, Net

Net interest expense decreased by $0.6 million, or 18%, to $2.6 million for the three months ended December 31, 2018 compared to $3.1 million for the three months ended December 31, 2017. The decrease was primarily due to lower interest expense on a lower outstanding debt balance compared to the third quarter of fiscal 2018.

Net Income / (loss)

For the three months ended December 31, 2018, the Company had a net loss of $3.2 million, a 45% improvement versus the prior year quarter based on reduced interest costs and improved content and entertainment performance, and after giving effect to preferred stock dividends of $0.1 million, a net loss to common stockholders of $3.3 million or ($0.09) per basic and diluted share based on a weighted average of 38,033,756 shares outstanding. In comparison, for the three months ended December 31, 2017, the Company had a net loss of $5.9 million, and after giving effect to preferred stock dividends of $0.1 million, a net loss available to common stockholders of $6.0 million or ($0.20) per basic and diluted share based on a weighted average of 29,389,017 shares outstanding.

Adjusted EBITDA

Adjusted EBITDA decreased by $1.9 million, or 34%, to $3.6 million for the three months ended December 31, 2018 compared to $5.5 million for the three months ended December 31, 2017. The decrease was due to the expected cinema equipment VPF decline in the legacy business, which was partially offset by a 256% gain in the content and entertainment business.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 1:30 p.m. PT / 4:30 p.m. ET on February 13, 2019.

To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning February 13, 2019 at 7:30 p.m. EST, through February 20, 2019 at 7:30 p.m. EST. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 9492299.

About Cinedigm

Since inception, Cinedigm has been a leader at the forefront of the digital transformation of content distribution. Adjusting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

[CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310-466-5135

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2018	March 31, 2018
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$17,141	$17,952
Accounts receivable, net	38,893	38,128
Inventory, net	632	792
Unbilled revenue	1,946	6,799
Prepaid and other current assets	9,397	10,497
Total current assets	68,009	74,168
Restricted cash	1,000	1,000
Property and equipment, net	16,312	21,483
Intangible assets, net	10,685	14,653
Goodwill	8,701	8,701
Other long-term assets	1,107	1,177
Total assets	$105,814	$121,182
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$67,511	$69,225
Current portion of notes payable, including unamortized debt discount of $1,217 and $225 respectively	24,772	4,775
Current portion of notes payable, non-recourse	279	512
Current portion of deferred revenue	1,728	1,821
Total current liabilities	94,290	76,333
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs and debt discounts of $1,663 and $2,140 respectively	24,742	37,570
Notes payable, net of current portion and unamortized debt issuance costs and debt discounts of $813 and $3,352 respectively	14,989	25,435
Deferred revenue, net of current portion	2,728	3,842
Other long-term liabilities	229	306
Total liabilities	136,978	143,486
Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at December 31, 2018 and March 31, 2018. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 60,000,000 shares authorized at December 31, 2018 and March 31, 2018; 36,830,922 and 36,261,975 shares issued and 35,517,086 and 34,948,139 shares outstanding at December 31, 2018 and March 31, 2018, respectively	36	35
Additional paid-in capital	367,630	366,223
Treasury stock, at cost; 1,313,836 Class A common shares at December 31, 2018 and March 31, 2018	(11,603)	(11,603)
Accumulated deficit	(389,496)	(379,225)
Accumulated other comprehensive loss	3	(38)
Total stockholders’ deficit of Cinedigm Corp.	(29,871)	(21,049)
Deficit attributable to noncontrolling interest	(1,293)	(1,255)
Total deficit	(31,164)	(22,304)
Total liabilities and deficit	$105,814	$121,182

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenues	$14,643	$18,492	$41,465	$50,010
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	5,246	6,363	12,287	14,470
Selling, general and administrative	6,425	9,259	19,455	21,824
Provision for doubtful accounts	113	631	1,245	1,580
Depreciation and amortization of property and equipment	2,074	2,213	6,239	10,215
Amortization of intangible assets	1,397	1,395	4,187	4,185
Total operating expenses	15,255	19,861	43,413	52,274
Loss from operations	(612)	(1,369)	(1,948)	(2,264)
Interest expense, net	(2,593)	(3,147)	(7,860)	(11,163)
Debt conversion expense and loss on extinguishment of notes payable	—	(1,299)	—	(4,504)
Other expense, net	(12)	(40)	(40)	(242)
Change in fair value of interest rate derivatives	—	44	—	127
Loss from operations before income taxes	(3,217)	(5,811)	(9,848)	(18,046)
Income tax expense	(55)	(113)	(194)	(495)
Net loss	(3,272)	(5,924)	(10,042)	(18,541)
Net loss attributable to noncontrolling interest	14	15	38	32
Net loss attributable to controlling interests	(3,258)	(5,909)	(10,004)	(18,509)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net loss attributable to common stockholders	$(3,347)	$(5,998)	$(10,271)	$(18,776)
Net loss per Class A and Class B common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.09)	$(0.20)	$(0.27)	$(1.02)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	38,033,756	29,389,017	37,793,845	18,399,597

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended December 31,
($ in thousands)	2018	2017
Net loss	$(3,272)	$(5,924)
Add Back:
Income tax expense	55	113
Depreciation and amortization of property and equipment	2,074	2,213
Amortization of intangible assets	1,397	1,395
Interest expense, net	2,593	3,147
Debt conversion expense and loss on extinguishment of notes payable	—	1,299
Other expense, net	366	1,491
Change in fair value of interest rate derivatives	—	(44)
Provision for doubtful accounts	—	204
Stock-based compensation and expenses	361	1,567
Net loss attributable to noncontrolling interest	14	15
Adjusted EBITDA	$3,588	$5,476

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,942)	$(2,066)
Amortization of intangible assets	(11)	(11)
Provision for doubtful accounts	—	(208)
Stock-based compensation and expenses	(3)	—
Other (income) expense, net	—	(59)
Income from operations	(1,895)	(2,834)
Adjusted EBITDA from non-cinema equipment business	$(263)	$298

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Nine Months Ended December 31,
($ in thousands)	2018	2017
Net loss	$(10,042)	$(18,541)
Add Back:
Income tax expense	194	495
Depreciation and amortization of property and equipment	6,239	10,215
Amortization of intangible assets	4,187	4,185
Interest expense, net	7,860	11,163
Debt conversion expense and loss on extinguishment of notes payable	—	4,504
Other expense, net	394	1,993
Change in fair value of interest rate derivatives	—	(127)
Provision for doubtful accounts	—	597
Stock-based compensation and expenses	763	2,214
Net loss attributable to noncontrolling interest	38	32
Adjusted EBITDA	$9,633	$16,730

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(5,844)	$(9,743)
Amortization of intangible assets	(34)	(34)
Provision for doubtful accounts	—	(601)
Stock-based compensation and expenses	(8)	—
Other (income) expense, net	—	(59)
Income from operations	(8,824)	(8,407)
	$(5,077)	$(2,114)